Exhibit 3.127

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JUN 12 2018 Corporations Section

Entity Information

The name of the filing entity is:

Challenger Fortress SWD, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 802528909

The date of formation of the entity is:  8/25/2016

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Hillstone Permian Fortress, LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both, Also compelte C.)

☐            A.    The registered agent is an organization (cannot be entity named above) by the name of:

COGENCY GLOBAL INC.

OR

☐            B.    The registered agent is an individual resident of the state whose name is:

First Name	MI.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C.            The business address of the registered agent and the registered office address is:

Suite 4360 1601 Elm St	Dallas	TX	75201
Street Address (No P.O. Bar)	City	State Zip	Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A.            ☒ This document becomes effective when the document is filed by the secretary of state.

B.            ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.            ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	June 11, 2018

By:

/s/ Sean D. Hawkins
Signature of authorized person

/s/ Sean D. Hawkins
Printed or typed name of authorized person (see instructions)

Form 401-A (Revised 12/09)	Acceptance of Appointment And Consent to Serve as Registered Agent §5.201(b) Business Organizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual.

Acceptance of Appointment and Consent to Serve as Registered Agent

I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Name of represented entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if I resign.

X:
	Signature of registered agent	Printed name of registered agent	Date (threddlyyyy)

The following form may be used when the person designated as registered agent in a registered agent filing is an organization.

Acceptance of Appointment and Consent to Serve as Registered Agent

I am authorized to act on behalf of	COGENCY GLOBAL INC.
Name of organization designated as registered agent

The organization is registered or otherwise authorized to do business in Texas. The organization acknowledges, accepts and consents to its appointment or designation as registered agent in Texas for:

Hillstone Permian Fortress, LLC

Name of represented entity

The organization takes responsibility to receive any process, notice, or demand that is served on the organization as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if the organization resigns.

X:	/s/ Stephanie Orr	Stephanie Orr Asst Sec	06/011/2018
	Signature of person authorized to act on behalf of organization	Printed name of authorized person	Date (mm/dd/lyyyy)